UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

CIFC CORP.

(Exact name of Registrant as specified in its charter)

Delaware	1-32551	20-2008622
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

250 Park Avenue, 4th Floor
New York, NY	10177
(Address of principal executive offices)	(Zip Code)

(212) 624-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                               Submission of Matters to a Vote of Security Holders.

On December 16, 2015, CIFC Corp., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a proposal to merge CIFC Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Corp.”), with and into the Company, with the Company as the surviving entity (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of November 11, 2015 (the “Merger Agreement”), among the Company, CIFC LLC, a Delaware limited liability company (“CIFC LLC”), and Merger Corp.  In the Merger, each share of common stock of the Company issued and outstanding immediately prior to the Merger will be converted into the right to receive one common share representing a limited liability company interest in CIFC LLC.

The proposal is described in detail in the proxy statement pertaining to the Special Meeting previously filed with the Securities and Exchange Commission.  As noted in the proxy statement, as a result of the Merger, the Company’s top-level form of organization will change from a corporation to a limited liability company.  The Company expects that the Merger will be effective as of December 31, 2015.

The number of votes cast for or against, and the total number of withheld and total broker non-votes with respect to the Merger, is set forth below:

For	Against	Abstain	Broker Non-Votes
20,208,218	2,083,887	5,796	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015	CIFC Corp.

	By:	/S/ JULIAN WELDON
	Name:	Julian Weldon
	Title:	General Counsel

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